Weyco Reports Second Quarter Sales And Earnings

MILWAUKEE, July 31, 2012 /PRNewswire/ -- Weyco Group, Inc. (NASDAQ:WEYS) (the "Company") today announced financial results for the quarter ended June 30, 2012.

Net sales for the second quarter were $60.3 million, an increase of 7% from 2011 sales of $56.6 million. Operating earnings for the second quarter of 2012 were $3.4 million, compared to $2.7 million in 2011. Net earnings attributable to the Company were $2.2 million, compared to $1.9 million in 2011. Diluted earnings per share increased to $0.20 per share in 2012 from $0.17 per share in the second quarter of 2011.

Net sales in the North American wholesale segment, which include North American wholesale sales and licensing revenues, were $43.6 million for the second quarter of 2012, compared with $39.4 million in 2011. Wholesale product sales were $43.1 million in the second quarter of 2012, up from $38.8 million in 2011. Wholesale sales of Stacy Adams, Nunn Bush, Florsheim and Bogs were up 13%, 9%, 5% and 34%, respectively, for the quarter. Umi sales were down 4%. Licensing revenues were $539,000 in the second quarter of 2012 and $557,000 in 2011. Operating earnings for the segment were $2.1 million in the second quarter of 2012, compared to $1.0 million in 2011.

Net sales in the North American retail segment, which include sales from the Company's Florsheim retail stores in the United States and its Internet business, were $5.6 million in the second quarter of 2012, compared with $5.9 million in 2011. Same store sales increased 5% for the quarter. There were five fewer domestic retail stores as of June 30, 2012 compared to 2011. Operating earnings for the segment decreased approximately $165,000 for the quarter.

Other net sales, which include the wholesale and retail sales of Florsheim Australia and Florsheim Europe, were $11.1 million in the second quarter of 2012, compared to $11.3 million in 2011. The majority of other net sales are generated by Florsheim Australia. Florsheim Australia's net sales increased 3%, or $285,000, but that gain was offset by a sales decrease of $445,000 at Florsheim Europe. Collectively, the operating earnings of the Company's other businesses were $1.3 million in the second quarter of 2012 compared with $1.5 million in the same period last year.

"We are pleased with the sales volume increases that our major brands attained this quarter," stated Thomas W. Florsheim, Jr., Chairman and CEO. "While the current retail market remains unpredictable, we feel our overall business is well positioned going into the second half of the year."

On July 30, 2012, the Company's Board of Directors declared a quarterly cash dividend of $0.17 per share to all shareholders of record September 3, 2012, payable October 1, 2012.

Weyco Group will host a conference call on August 1, 2012 at 11:00 a.m. Eastern Time to discuss the second quarter financial results in more detail. To participate in the call please dial 888-713-4205 or 617-213-4862, referencing passcode 71259426, five minutes before the start of the call. A replay will be available for one week beginning about one hour after the completion of the call by dialing 888-286-8010 or 617-801-6888, referencing passcode 39639443. Alternatively, the conference call and replay will be available by visiting the investor relations section of Weyco Group's website at www.weycogroup.com.

About Weyco Group:

Weyco Group, Inc., designs and markets quality and innovative footwear for men, women and children under a portfolio of well-recognized brand names including: Florsheim, Nunn Bush, Stacy Adams, BOGS, Rafters and Umi. The Company's products can be found in leading footwear, department, and specialty stores worldwide. Weyco Group also operates Florsheim concept stores in the United States and Australia, as well as in a variety of international markets.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Various factors could cause the results of Weyco Group to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company's ability to: (i) successfully market and sell its products in a highly competitive industry and in view of changing consumer trends, consumer acceptance of products and other factors affecting retail market conditions; (ii) procure its products from independent manufacturers; and (iii) other factors, including those detailed from time to time in Weyco Group's filings made with the SEC. Weyco Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(In thousands, except per share amounts)

Net sales	$ 60,333	$ 56,550	$ 135,647	$ 121,696
Cost of sales	37,455	33,887	84,738	74,208
Gross earnings	22,878	22,663	50,909	47,488

Selling and administrative expenses	19,476	19,930	41,674	39,946
Earnings from operations	3,402	2,733	9,235	7,542

Interest income	483	586	966	1,176
Interest expense	(116)	(137)	(245)	(227)
Other income and expense, net	(123)	52	(65)	108

Earnings before provision for income taxes	3,646	3,234	9,891	8,599

Provision for income taxes	1,094	946	3,284	2,809

Net earnings	2,552	2,288	6,607	5,790

Net earnings attributable to noncontrolling interest	333	351	519	481

Net earnings attributable to Weyco Group, Inc.	$ 2,219	$ 1,937	$ 6,088	$ 5,309

Weighted average shares outstanding
Basic	10,865	11,120	10,877	11,221
Diluted	10,982	11,239	11,005	11,358

Earnings per share
Basic	$ 0.20	$ 0.17	$ 0.56	$ 0.47
Diluted	$ 0.20	$ 0.17	$ 0.55	$ 0.47

Cash dividends per share	$ 0.17	$ 0.16	$ 0.33	$ 0.32

Comprehensive income	$ 2,088	$ 2,689	$ 6,978	$ 6,691

Comprehensive income attributable to noncontrolling interest	151	420	796	610

Comprehensive income attributable to Weyco Group, Inc.	$ 1,937	$ 2,269	$ 6,182	$ 6,081

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
	2012	2011
	(Dollars in thousands)
ASSETS:
Cash and cash equivalents	$ 9,266	$ 10,329
Marketable securities, at amortized cost	5,513	4,745
Accounts receivable, net	38,246	43,636
Accrued income tax receivable	1,211	816
Inventories	60,615	62,689
Deferred income tax benefits	100	395
Prepaid expenses and other current assets	5,178	5,613
Total current assets	120,129	128,223

Marketable securities, at amortized cost	43,118	46,839
Deferred income tax benefits	4,205	3,428
Property, plant and equipment, net	31,583	31,077
Goodwill	11,112	11,112
Trademarks	34,748	34,748
Other assets	18,270	18,081
Total assets	$ 263,165	$ 273,508

LIABILITIES AND EQUITY:
Short-term borrowings	$ 34,000	$ 37,000
Accounts payable	4,405	12,936
Dividend payable	1,848	1,742
Accrued liabilities	14,387	13,217
Total current liabilities	54,640	64,895

Long-term pension liability	27,107	26,344
Other long-term liabilities	7,832	10,879

Equity:
Common stock	10,882	10,922
Capital in excess of par value	24,730	22,222
Reinvested earnings	145,104	146,266
Accumulated other comprehensive loss	(13,325)	(13,419)
Total Weyco Group, Inc. equity	167,391	165,991
Noncontrolling interest	6,195	5,399
Total equity	173,586	171,390
Total liabilities and equity	$ 263,165	$ 273,508

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
	2012	2011
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$ 6,607	$ 5,790
Adjustments to reconcile net earnings to net cash
provided by operating activities -
Depreciation	1,603	1,342
Amortization	184	83
Bad debt expense	152	99
Deferred income taxes	(841)	(957)
Net gain on remeasurement of contingent consideration	(1,219)	-
Net foreign currency transaction losses (gains)	90	(121)
Stock-based compensation	598	597
Pension expense	1,869	1,474
Net losses (gains) on disposal of property, plant and equipment	3	(13)
Increase in cash surrender value of life insurance	(115)	(127)
Changes in operating assets and liabilities, net of effects from acquisitions -
Accounts receivable	5,244	8,083
Inventories	2,082	4,662
Prepaids and other assets	376	1,060
Accounts payable	(8,547)	(3,484)
Accrued liabilities and other	(1,099)	(1,320)
Accrued income taxes	(392)	(2,281)
Net cash provided by operating activities	6,595	14,887

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses, net of cash acquired	-	(27,023)
Purchase of marketable securities	-	(80)
Proceeds from maturities of marketable securities	2,905	4,035
Proceeds from the sale of property, plant and equipment	-	13
Life insurance premiums paid	(155)	(155)
Purchase of property, plant and equipment	(2,128)	(3,117)
Net cash provided by (used for) investing activities	622	(26,327)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends paid	(3,496)	(3,634)
Shares purchased and retired	(3,812)	(10,205)
Proceeds from stock options exercised	1,566	725
Repayment of debt assumed in acquisition	-	(3,814)
Net borrowings of commercial paper	-	19,950
Proceeds from bank borrowings	9,000	31,000
Repayments of bank borrowings	(12,000)	(20,000)
Income tax benefits from stock-based compensation	469	341
Net cash (used for) provided by financing activities	(8,273)	14,363

Effect of exchange rate changes on cash and cash equivalents	(7)	102

Net (decrease) increase in cash and cash equivalents	$ (1,063)	$ 3,025

CASH AND CASH EQUIVALENTS at beginning of period	10,329	7,150

CASH AND CASH EQUIVALENTS at end of period	$ 9,266	$ 10,175

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid, net of refunds	$ 4,010	$ 4,751
Interest paid	$ 191	$ 221

CONTACT: John Wittkowske, Senior Vice President and Chief Financial Officer, +1-414-908-1880